EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER and PRINCIPAL
       FINANCIAL OFFICER PURSUANT TO SECTION 906
          OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of the Everest Fund, L.P. (the "Partnership"), for the quarter ended September 30, 2008, as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), I, Peter Lamoureux, President of Everest Asset Management, Inc., the general partner of the Everest Fund, L.P. (the "Fund"), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements
of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

(2)	The information contained in the Report fairly
presents, in all material respects, the financial condition and results of operations of the Fund.


      By:  /s/ Peter Lamoureux
         ----------------------
      Name: 	Peter Lamoureux
      Title: 	Director, President and
      		Treasurer

  November 14, 2008


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